UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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NetSol Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NETSOL Technologies, Inc.

23975 Park Sorrento, Suite 250

Calabasas, CA 91302

Phone: (818) 222-9195

Fax: (818) 222-9197

www.netsoltech.com

April 11, 2022

Dear Fellow Shareholders:

In the year since my last annual letter, our team has worked tirelessly to capitalize on the strong momentum we built in fiscal 2021, and I am happy to report, despite lingering effects from the COVID-19 pandemic, we have performed well. Our employees are continuing to return to on-site work across our global footprint, with nearly 30 percent back at our Lahore campus, home to much of our workforce and the heart of our technology operations, at the end of calendar 2021.

The well-being of our employees, customers, and communities remains at the forefront of our decision making. With that in mind, and to alleviate some of the hardships brought on by the pandemic, I and several founders have continued to assist our employees and communities globally, through combined donations totaling more than $100,000 over the last 12 months.

On the business side, we expect growth trends to strengthen moving forward. Within our core business, the pipeline and mix of opportunities remain robust, particularly in our European and North American growth markets, giving us confidence in our ability to drive additional contract signings over the coming months.

Within our more venture-based operations, the rollout of the auto digital platform in partnership with MINI Anywhere has been a resounding early success and has been featured across major publications, including Newsweek, Automotive News and ABC News. We ended the December quarter with 12 dealerships subscribed, 11 in California, and one in Texas, with additional states coming online soon. We are very encouraged by the initial response and overall opportunity.

Looking ahead, we’ll be rolling out some major enhancements to the platform, including financing and insurance protection products with digital sales, as well as introducing additional support for used car inventory, which has been a popular request under current market conditions.

In the coming months, we are also anticipating the launch of a second OEM digital retail program, and we continue to engage with several other tier one OEMs on potential partnerships. To address the strong interest we are seeing, we have expanded our sales and partner success team to expand our sales funnel and ensure ongoing success for our growing list of dealer partners.

Our cloud and SaaS-based offering continue to gain traction in the market, with Europe and North America presenting exciting new growth areas. We closed our first official sale of NFS Ascent in the US market last summer, and we have a few additional large opportunities for our flagship Ascent platform in the US, as well as several new opportunities in Europe specifically that are making their way through the sales cycle. Our pipeline of opportunities in these regions remains the greatest near-term growth opportunity for our business.

We also continue to explore inorganic opportunities for growth, including M&A and JVs, where it makes sense. The potential opportunities we are evaluating are highly accretive and strategic to our business.

Our cash position remains healthy, providing additional resources to support our core business as well as strategic investments in high-return long-term opportunities, such as our work in the OTOZ Innovation Lab.

As we have stated previously, we intend to make this year a return to meaningful growth, and we are confident that the investments we will be making in our leadership, workforce, and technology, alongside our expanded sales efforts, will lead to outsized returns in the coming quarters.

I hope you will join us at our annual meeting to be held on June 07, 2022, at the Company’s headquarters located at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302 at 10:00 a.m. local time. As state and local mandates related to in-person gatherings are subject to change, we will continue to monitor these issues and inform you of any changes to the meeting format, should that become necessary.

Regardless of the format, as we do each year, we will address the voting items in the Proxy Statement and, of course, take your questions. Whether you plan to attend the meeting or not, your vote is important, and we encourage you to review the enclosed materials and submit your proxy whether it is by mail or in person.

Thank you again for your continued support of NETSOL. We hope you and your family remain safe and healthy.

Sincerely,

Najeeb Ghauri
Chairman and CEO
NETSOL Technologies, Inc.

Notice of Annual Meeting

of Shareholders of NetSol Technologies, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.01 per share (“Common Stock”), of NetSol Technologies, Inc. (“NETSOL” or the “Company” will be held June 7, 2022 at 10:00 a.m. PST.

Date:	Tuesday, June 7, 2022
Time:	10:00 AM PST
Place:	NetSol Technologies, Inc. 23975 Park Sorrento, Suite 250 Calabasas, CA 91302
Record Date:	April 11, 2022

Agenda and Voting Matters

At or before our Annual Meeting, we ask that you vote on the following items:

	Board Recommendation	Page Reference
Item 1 Election of Directors.	FOR	11
Item 2 Ratification of the Appointment of BF Borgers CPA PC as the Company’s Independent Auditors for Fiscal year 2022.	FOR	12
Item 3 To approve, on an advisory basis, named executive officer compensation in this Proxy Statement.	FOR	14
Item 4 To consider such other matters as may properly come before the Annual Meeting.	FOR

Only shareholders of record as shown on the books of the Company at the close of business on April 11, 2022, the record date and time fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournment thereof.

By order of the Board of Directors
NetSol Technologies, Inc.

Najeeb Ghauri
Chief Executive Officer
Calabasas, California

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

How to vote: Your vote is important

Internet	Mail	Telephone	In Person
Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

If your shares are held in the name of a broker, bank or other nominee: follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name:

In the US call toll free:

(888) 605-1956 and international callers call 201-806-7301 or 212-771-1133 and follow the telephone voting instructions. You will need the control number that appears on your proxy.

You may attend the Annual Meeting and vote by Ballot.

This proxy statement is available online at http://ir.netsoltech.com/all-sec-filings

PROXY STATEMENT GENERAL INFORMATION

This Proxy Statement is furnished to holders of the common stock, par value $.01 per share, of NetSol Technologies, Inc., a Nevada corporation (the “Company” or “NETSOL”), in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”). For overnight accommodations, Hilton Garden Inn located at 24150 Park Sorrento, Calabasas, CA 91302, telephone (818) 591-2300 is within a short walking distance of the Company and meeting site. The time and place of the Annual Meeting are stated in the Notice of Proxy Materials and the Notice of Annual Meeting of Shareholders that accompanies this proxy statement.

The Annual Meeting has been called for the purpose of the following:

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2022 or when their successors are elected.

2.	To consider and vote upon the ratification of the appointment of BF Borgers CPA PC as the Company’s independent auditors for the fiscal year 2022.

3.	To approve, on an advisory basis, named executive officer compensation in this Proxy Statement (“Say-on- Pay”); and,

4.	To consider such other matters as may properly come before the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT VOTING AND THE SHAREHOLDER MEETING

Q:	Why did I receive the proxy materials?

A:	We have made the proxy materials available to you over the internet and have mailed you notices of these materials because the Board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on June 7, 2022, and at any adjournments or postponements of this meeting.

Q:	What is a proxy?

A:	The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means both the voting instruction form and proxy card unless otherwise indicated.

Q:	Who Can Vote?

A:	You are entitled to notice of the Annual Meeting if you held any shares of common stock of NETSOL as of the close of business on the record date, April 11, 2022. You are entitled to vote at the Annual Meeting all shares of common stock of NETSOL that you held as of the close of business on that record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

As of April 11, 2022, there were 11,252,539 shares of common stock of NETSOL issued and outstanding.

In accordance with Nevada law, lists of our shareholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any shareholder, for purposes germane to the meeting, at our offices located at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302. Any inspection of these lists prior to the Annual Meeting must be conducted between 9:30 A.M. and 4:30 P.M. (PST). Please contact our Corporate Secretary to arrange any inspection prior to the Annual Meeting, especially if the shelter in place continues to be in place by the city of Los Angeles.

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Q:	Who Is the Record Holder?

A:	You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such nominee.

Q:	How Do I Vote?

Record Holders:

●	By Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it as soon as possible in the postage-paid envelope provided.
●	By Telephone. If you choose to vote by phone, please call toll free (888) 605-1956 and vote your shares; international callers please call our toll number 201-806-7301 or 212-771-1133 to vote.
●	By voting on the Internet. Please go on www.proxyvote.com.

Stock Held by Brokers, Banks and Nominees:

●	If your common stock is held by a broker, bank or other nominee, such nominee will provide you with instructions that you must follow in order to have your shares voted.

Q:	Are proxy materials available on the Internet?

A:	Yes, please see notice below:

Important notice regarding the availability of proxy materials for the annual shareholder meeting to be held on June 7, 2022.

Our Proxy Statement and 2021 Annual Report are available on the following Web site:

http://ir.netsoltech.com/all-sec-filings

Q:	What are NETSOL shareholders being asked to vote on at the annual shareholder meeting?

A:	You will vote on:

●	Item 1: The election of directors to serve until the next annual meeting of shareholders.
●	Item 2: To consider and vote upon the ratification of the appointment of BF Borgers CPA PC as the Company’s independent auditors for the fiscal year 2022; and
●	Item 3: To approve, on an advisory basis, named executive officer compensation in this Proxy Statement (“Say-on-Pay”).

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Q:	How Many Shares Must be Represented in Order to Transact Business at the Annual Meeting?

A:	A quorum is the number of shares that must be represented, in person or by proxy, in order to transact business at the Annual Meeting. We will have a quorum and be able to conduct business at the Annual Meeting if a majority of the outstanding shares of common stock entitled to vote are present at the virtual meeting, either in person or by proxy. Abstentions will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present.

Q:	How Many Votes Are Required to Approve a Proposal?

A:	If a quorum is present, the vote of a majority of votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect directors. The vote of a majority of the votes cast is required to ratify the selection of our independent registered public accounting firm, and, to approve the proposal to approve, on an advisory basis, the named executive officer compensation in this Proxy Statement.

Q:	What is a Broker Non-Vote?

A:	Under the rules that govern nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), nominees typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. However, in certain circumstances, such as the appointment of the independent registered public accounting firm, the broker, bank, or other nominee has discretionary authority and therefore is permitted to vote your shares even if the broker, bank, or other nominee does not receive voting instructions from you. Election of directors and the advisory vote to approve the Company’s named executive officer compensation are not considered “routine” matters and as a result, your broker, bank, or other nominee will not have discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

Q:	What is the difference between holding shares as a “Shareholder of Record” and as a “Beneficial Owner”?

A :	If your shares are registered in your name on the books and records of American Stock Transfer and Trust Company, our registrar and transfer agent, you are a “Stockholder of Record” (also sometimes referred to as a “Registered Shareholder”). If you are a Shareholder of Record, we sent the Notice directly to you.

If your shares are held by your broker or bank on your behalf, your shares are held in “Street Name” and you are considered a “Beneficial Owner.” If this is the case, the Notice has been sent to you by your broker, bank, or other holder of record.

Q:	Does Anyone Solicit this Proxy and Who Will Pay the Expenses of the Proxy Distribution?

A:	We will pay the expenses for the preparation of the proxy materials and the solicitation of proxies. Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. We have hired D.F. King to assist us in the solicitation of votes for approximately $7000 plus any out-of-pocket expenses. In accordance with the regulations of the United States Securities and Exchange Commission (the “SEC”), we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

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Q:	What do I need to do now?

A:	First, carefully read this document in its entirety. Then, vote your shares by following the instructions from your broker, if your shares are held in “street name”, or by one of the following methods:

●	VOTE BY MAIL. If you requested the proxy materials to be sent to you by mail, please mark, sign, and date and return your proxy card in the enclosed return envelope as soon as possible; or,

●	VOTE BY TELEPHONE. Call the toll-free number (888) 605-1956 on the proxy card received by mail and follow the directions provided; or,

●	VOTE BY INTERNET. Before the Annual Meeting go to www.proxyvote.com. This information is also listed on your proxy card mailed to you; or

●	BROKER VOTE. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting by phone or on the Internet has the same effect as submitting a properly executed proxy card.

Q:	What are my choices when voting?

A:	When you cast your vote on:

Item 1: You may vote in favor of electing the nominees as directors or vote against one or more nominees or you may abstain from voting.

Item 2: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Item 3: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each director nominee in Proposal 1 and in favor of Proposal 2 and 3.

Q:	Does the Board have a recommendation for voting?

A	The Board unanimously recommends you vote your shares as follows:

Proposal 1- “FOR” each of the persons nominated for election to the Board.

Proposal 2- “FOR” ratifying the selection of BF Borgers CPA PC as the Company’s independent auditor for fiscal year ending June 30, 2022.

Proposal 3- “FOR” approval, on an advisory basis, named executive officer compensation in this Proxy Statement (“Say-on-Pay”).

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Q:	What if I abstain from voting?
A:

If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present but will not be counted as either an affirmative vote or a negative vote with respect to that matter. With respect to the items scheduled to be voted on at the meeting, abstentions will have no effect on the outcome of the vote on those proposals, assuming a quorum is present.

Q:	Who is eligible to vote?

A:

Holders of record of NETSOL common stock at the close of business on April 11, 2022, are eligible to vote at NETSOL’s Annual Meeting of Shareholders. As of April 11, 2022, there were 11,252,539 shares of NETSOL common stock issued and outstanding held by 141 holders of record, a number that does not include beneficial owners who hold shares in “street name”.

Q:

Why did I receive a notice in the mail regarding the Internet availability of the proxy material instead of a full set of printed proxy material?

A: Pursuant to rules adopted by the SEC, we are making this Proxy Statement available to our Shareholders electronically via the Internet. On or about May 6, 2022, we will mail the Notice to Shareholders of our common stock at the close of business on the Record Date, other than those shareholders who previously requested electronic copy of our proxy materials, including this Proxy Statement and our 2021Annual Report. The Notice also contains instructions on how to request are paper copy of the Proxy Statement. We believe this process will provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

Q:	Can I vote my shares by filling out the Notice of Internet Availability of Proxy Materials?
A:	No. The Notice only identifies the items to be voted upon at the Annual Meeting. You cannot vote the Proposals by marking the Notice and returning it. The Notice provides instructions on how the cast the vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

Q:	Can I change or revoke my vote after I have mailed my signed proxy card or voted by telephone or electronically?

A:	Yes. If you have not voted through your broker, you can do this by:

●	Calling the toll-free number on the proxy card at least 24 hours before the meeting and following the directions provided; or,
●	Going to the website listed on the proxy card at least 24 hours before the meeting and following the instructions provided; or,
●	Submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy.

If you voted through your broker, please contact your broker to change or revoke your vote.

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Q:	Why did I receive more than one proxy card?

A:	You may receive multiple cards if you hold your shares in different ways (e.g. joint tenancy, in trust or in custodial accounts). You should vote on every proxy card that you receive.

Q:	How many shares are owned by NETSOL’s directors and executive officers?

A:	On April 11, 2022, NETSOL’s directors and executive officers beneficially owned 1,503,546 shares entitled to vote at the annual meeting, constituting approximately 9.95% of the total shares outstanding and entitled to vote at the meeting.

Q:	Where do I get more information?

A:	If you have questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, you should contact the Company’s Corporate Secretary at (818) 222-9195.

Forward-Looking Statements & Website References

This Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include, but are not limited to, statements regarding the Company’s plans, objectives, expectations, and intentions. Such statements are based on current expectations and are subject to numerous risks and uncertainties, many of which are outside of the control of NETSOL. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including those factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading “Risk Factors,” a copy of which is being made available with this Proxy Statement, and subsequent quarterly reports on Form 10-Q. Website references and hyperlinks throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

BUSINESS OVERVIEW-2021 HIGHLIGHTS

The outbreak of COVID-19 and its development into a pandemic in March 2020 (the “COVID-19 Pandemic” or the “Pandemic”) has resulted in significant economic disruption globally, including in the United States and specific geographic areas where we operate. Actions taken by various governmental authorities, individuals and companies around the world to prevent the spread of the COVID-19 Pandemic through both voluntary and mandated social distancing, curfews, shutdowns and expanded safety measures have restricted travel, many business operations, public gatherings and the overall level of individual movement and in-person interaction across the globe. While recovery from the Pandemic began in 2021, the Company’s operations and financial results in 2021 were still impacted by Pandemic-related activities.

In fiscal 2021, NETSOL performance was impacted by the challenges our business faced as a result of the global COVID-19 pandemic. To protect the health and welfare of our employees and in support of efforts to control the spread of the pandemic, we asked all of our employees to work from home (WFH) and adhere to their local guidelines when returning back to our offices. As we adapted, gradually we were able to service customers and clients remotely. With the steady recovery of our business globally, we accelerated our plans to transform our business to meet customers’ evolving preferences in the new environment and position the Company for long-term success.

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A few of our highlights for the fiscal year ended June 30, 2021, were:

●	SCI Lease Corp, our first North American Ascent™ customer, successfully went live with NFS Ascent®.

●	Peter Minshall was appointed Executive Vice President for NetSol Technologies Americas.

●	A leading captive finance company of a notable U.S. based auto manufacturer went live with LeasePak cloud.

●	NETSOL’s U.S. based mobility startup, OtozTM, launched its digital automotive retail platform for BMW Group Financial Services in the U.S. for its key brand Mini Anywhere. This represents NETSOL’s first retail platform solution in the North American market for Mini dealerships.

●	Daimler Financial Services went live with NFS Ascent® Retail Platform on a single code, single instance and involving multi-tenancy setup in Singapore. Daimler also went live with our NSF Ascent® Retail Platform in Thailand and began the implementation process of our NSF Ascent® Retail Platform in New Zealand and Australia.

●	We entered into an agreement with an existing tier one finance company in China for them to upgrade to our NFS Ascent® Retail and Wholesale platforms. The contract is expected to generate approximately $9,000,000 during the contract term.

●	A Captive auto finance company of a leading German Auto manufacturer based in China went successfully live with our NFS Ascent® Retail Platform.

●	A rapidly growing U.K. bank serving small and medium-sized enterprises successfully went live with the NFS Ascent® Retail Platform. This is our first go live of an NFS Ascent® Retail client in the U.K.

●	We entered into an agreement with a renowned financial services company in the U.S. to implement LeasePak, one of our legacy solutions. The contract is expected to generate approximately $1,000,000 over the life of the contract.

●	The leasing division of a mid-sized regional bank in the U.S. went live with the SaaS version of our LeasePak solution.

●	We started the NFS Ascent® Retail implementation process for the subsidiary of a leading German Auto Manufacturer based in South Korea.

●	We signed an agreement with Motorcycle Group “Motolease” to deploy our cloud-based version of our NFS Ascent® platform. This agreement is the first official sale for NFS Ascent® in the U.S. market.

●	We generated approximately $2,100,000 of license revenue with the renewal of our NFS CAP and CMS legacy solutions with an existing customer in Thailand.

●	We generated approximately $1,400,000 of license revenue from an existing customer due to the increase in contracts being serviced on their system.

●	We effectively executed the share buyback plan with the purchase of 669,018 shares during the 2021 Fiscal Year.

TRANSFORMATION OF OUR BUSINESS DURING THESE UNUSUAL TIMES

We are taking sweeping actions to transform our business to preserve liquidity, sustain key investments, improve performance, and position the Company to be more productive and competitive as the automotive industry rapidly changes. This ongoing effort involves a thorough review of our business, with numerous key transformational projects throughout every subsidiary.

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As we transform our business, we are working to reshape our infrastructure, streamline our overhead and organizational structure, strengthen the health of our pipeline and demand operational excellence into every corner of our business.

Some of the key 2021 actions included the following:

Infrastructure	Adjustments were made during the Covid-19 Pandemic to allow our employees to work from home. However, as the world continues to recover and open, we currently have approximately 30% of our work force back in our offices, worldwide.

Overhead and Organization	Critically evaluating cost structure, and how we operate and are organized, with an eye toward simplification and provide leadership in global operations. We expanded the role of Mr. Naeem Ghauri as President of NETSOL as of 2021 and Peter Minshall as Executive Vice President NetSol Technologies Americas.

Pipeline Health	Carefully managing pipeline while recalibrating potential customers, while improving efficiency, quality, and cost performance. We continue to implement new tools, systems and processes, such as JIRA and Agile Framework to further enhance productivity. We offer cloud enablers for NFS Ascent at subscription based priced models to generate additional interest from prospects.

Operational Excellence	Strengthening every aspect of operational excellence to improve performance, enhance quality and reduce redundancies. Even with the Covid-19 limitations, our teams recalibrated and remotely went live. NETSOL is selected as the vendor of choice for BMW Automotive Finance in China after extensive evaluation. NFS Ascent Retail and Platform is implemented in the UK and South Korea, respectively.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

For decades, NETSOL’s innovations and products have helped transform leasing and finance industries. We believe in the power of technology for the greater good.

Responsible Business.

We integrate responsible and sustainable practices throughout our organization. Our products are services oriented and designed, do not harm individuals, communities, or the environment. Because privacy and security are critical for success in the technologies industry, we constantly seek to promote data protection across all our implementation processes.

Environmental Sustainability.

We work to be a positive force in protecting the environment by continually looking for ways to conserve water, reduce waste, recycle, and minimize energy consumption. As we repurpose our workspaces and operate our offices more efficiently globally, we focus on our environmental impact. Having our headquarters located in Southern California, we are at the epicenter of fires that remind us environmental sustainability is an everyday phenomenon. Globally, all our offices have developed and implemented a recycling, reducing waste and no plastics office space. All employees are encouraged to contribute to a safe and responsible work environment.

PEOPLE AND CULTURE

We believe we have developed a strong corporate culture that is critical to our success. Our key values are delivering world-class quality software, client-focused timely delivery, leadership, long-term relationships, creativity, openness and transparency and professional growth. The services provided by NETSOL require proficiency in many fields, such as software engineering, project management, business analysis, technical writing, sales and marketing, and communication and presentation skills.

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Due to the growing demand for our core offerings and IT services, retention of technical and management personnel is essential. Our employee turnover was under 20% in 2021 with a goal to maintain the turnover level under 20% or lower during the 2022 fiscal year and onwards. In addition, we are committed to improving key performance indicators such as efficiency, productivity and revenue per employee.

To encourage all employees to build on our core values, we reward teamwork and promote individuals that demonstrate these values. We support diversity, equality and inclusion on a global basis. We are an equal opportunity employer with the largest concentration of female employees in Lahore, Pakistan and our U.S. headquarters.

Human Capital

There is significant competition for employees with the skills required to perform the services we offer. We run an elaborate training program for different cadres of employees to cover technical skills and business domain knowledge, as well as communication, management and leadership skills. We believe that we have been successful in our efforts to attract and retain the highest level of talent available, in part because of the emphasis on core values, training and professional growth. We intend to continue to recruit, hire and promote employees who share our vision.

As of June 30, 2021, we had approximately 1,447 employees; comprised of 77% software engineers, programmers, project managers, quality assurance, sales, pre-sales, business development, dedicated employees to core NFS™ and NFS Ascent® and 23% non-IT personnel, and 140 plus employees supporting the regional offerings as well as IT consulting and services. None of our employees are subject to a collective bargaining agreement.

Diversity and Inclusion. We believe that our growth and success are attributable in large part to the high caliber of our employees and our commitment to maintain the values on which our success has been based. We believe that a diverse workforce is critical to our success, and we continue to focus on the hiring, retention and advancement of women and underrepresented populations. Our female workforce overall in the Company is 20%. We provide transportation, daycare support, meal support and after school care support at our Technology Campus in Lahore, Pakistan. Some Lahore employees also receive free medical care. These additional supports are especially important to continue building our female workforce at the Lahore Campus. In addition, we offer flexible work schedules to all our employees. providing them with WFH opportunities. All employees, male and female, have access to gym facilities in our Pakistan and U.S. offices promoting the health and wellness of our staff.

Giving Back to the Community. NETSOL believes it should give back to the community and employees as much as possible. Certain subsidiaries of ours are located in regions where basic services are not readily available. Where possible, NETSOL acts to not only improve the quality of life of its employees, but also the standard of living in these regions. Examples of such programs are as follows:

●	Humanitarian Relief: We are all aware of the devastation that can be brought by natural disasters. We have historically supported earthquake and flood relief where the need is the greatest.

●	Literacy Program: Launched to educate our illiterate employees, the main objective of this program is to enable these employees to acquire basic reading, writing and arithmetic skills.

●	Higher Education and Science and Research Institutions: To support higher education in Pakistan, we have contributed endowments to NUST, Forman Christian College, and a few other universities who are focused on science and engineering.

●	Noble Cause Fund: A noble cause fund has been established to meet medical and education expenses of the children of the lower paid employees. Our employees voluntarily contribute a fixed amount every month to the fund and NETSOL matches the employee subscriptions with an equivalent contribution amount. A portion of this fund is also utilized to support social needs of certain institutions and individuals, outside of NETSOL.

●	Day Care Facility: NETSOL’s human resources are its key assets and thus we take numerous steps to ensure the provision of basic comforts to our employees. In Pakistan, the provision of outside pre-school childcare is a rarity. As such, a children’s day care facility has been created near NETSOL’s offices providing employees with peace of mind knowing their children are nearby and being taken care of by qualified staff in a child friendly facility. Due to local COVID-19 restrictions, the facility is temporarily closed.

●	Preventative Health Care Program: In addition to the comprehensive outpatient and inpatient medical benefits, preventive health care has also been introduced. This phased program focuses on vaccination of our employees against such diseases as Hepatitis – A/B, Tetanus, Typhoid and Flu on a routine basis.

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ANNUAL MEETING BUSINESS

PROPOSAL 1

ELECTION OF DIRECTORS

NETSOL’s articles of incorporation and bylaws provide that directors are elected to serve a one-year term of office, expiring at the next annual meeting of shareholders. Our articles of incorporation establish up to nine directors, with the exact number to be fixed from time to time by resolution of the Board of Directors.

Directors are elected by a majority of votes, which means that the nominees receiving the most votes will be elected. Shareholders are not entitled to cumulate votes in the election of directors. In determining the votes cast for the election of a director, abstentions and broker non-votes are excluded. The Nominating and Corporate Governance Committee considers the offer of resignation and recommends to the Board whether to accept it. The policy requires the Board to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the shareholder meeting. Board action on the matter requires the approval of a majority of the independent directors.

The Board of Directors has nominated the following directors for election to one-year terms that will expire at earlier of their removal or replacement or at the 2022 annual meeting:

Najeeb Ghauri

Mark Caton

Malea Farsai

Henry Tolentino

Kausar Kazmi

The individuals appointed as proxies intend to vote “FOR” the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the Board of Directors may designate. Each nominee has agreed to serve on the board and we have no reason to believe any nominee will be unavailable.

For the biography of each nominee as well as for Director Compensation, please refer to Page 25 of the Proxy.

Board Recommendation:

The Board of Directors recommends shareholders vote “FOR” the election of each of the five director nominees.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF BF BORGERS CPA PC AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2022

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing a wide variety of factors.

The Audit Committee has appointed BF Borgers CPA PC (“Borgers CPA”) to audit and review NETSOL’s financial statements since 2020. A majority of the votes cast, in person or by proxy, at the Annual Meeting, is required for the ratification of the appointment of the independent registered public accounting firm. Should the shareholders not ratify the selection of Borgers CPA, it is contemplated that the appointment of Borgers CPA will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the coming year.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Borgers CPA audited the Company’s financial statements for the fiscal year ended June 30, 2021 and 2020. The aggregate fees billed by principal accountants for the annual audit and review of financial statements are included in the Company’s Form 10-K, services related to providing an opinion in connection with our public offering of shares of common stock and/or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements was $250,000 for the years ended June 30, 2021 and 2020.

Tax Fees

Tax fees for fiscal year 2021 were $13,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal years 2020. Tax fees for fiscal year 2020 were $15,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal year 2019.

All Other Fees

No other fees were paid to a principal accountant during the fiscal year 2021 and 2020.

Pre-Approval Procedures

The Audit Committee and the Board of Directors are responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of the independent auditors that is intended to maintain the independent auditor’s independence from NETSOL. In adopting the policy, the Audit Committee considered the various services that the independent auditors have historically performed or may be needed to perform in the future. The policy, which is to be reviewed and re-adopted at least annually by the Audit Committee:

(i) Approves the performance by the independent auditors of certain types of service (principally audit-related and tax), subject to restrictions in some cases, based on the Committee’s determination that this would not be likely to impair the independent auditors’ independence from NetSol;

(ii) Requires that management obtain the specific prior approval of the Audit Committee for each engagement of the independent auditors to perform other types of permitted services; and

(iii) Prohibits the performance by the independent auditors of certain types of services due to the likelihood that their independence would be impaired.

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Any approval required under the policy must be given by the Audit Committee, by the Chair of the Committee in office at the time, or by any other Committee member to whom the Committee has delegated that authority. The Audit Committee does not delegate its responsibilities to approve services performed by the independent auditors to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of an engagement of the independent auditors is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent auditors’ independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include, but are not limited to, whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of NetSol’s financial statements; whether the independent auditors would be functioning in the role of management or in an advocacy role; whether performance of the service by the independent auditors would enhance NetSol’s ability to manage or control risk or improve audit quality; whether performance of the service by the independent auditors would increase efficiency because of their familiarity with NetSol’s business, personnel, culture, systems, risk profile and other factors; and whether the amount of fees involved, or the proportion of the total fees payable to the independent auditors in the period that is for tax and other non-audit services, would tend to reduce the independent auditors’ ability to exercise independent judgment in performing the audit.

Summary of Fees

	Fiscal Year	Fiscal Year
	Ended	Ended
	June 30,	June 30,
	2021	2020
Audit Fees	$250,000	$250,000
Audit-Related Fees	-	-
Tax Fees	$13,000	$15,000
All other Fees	-	-
Total	$262,000	$265,000

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BF BORGERS CPA PC AS INDEPENDENT AUDITOR FOR FISCAL YEAR 2022.

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PROPOSAL 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

A “Say-on-Pay” advisory vote is required for all U.S. public companies under Section 14A of the Securities Exchange Act of 1934, as amended. In accordance with this law, we are asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section on page 28, This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

For the reasons discussed below, the Board of Directors recommends that you vote FOR approval of the advisory vote on named executive officer compensation because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the shareholders and motivating the executives to remain with the Company for long and productive careers. Named executive officer compensation of the past three years reflects amounts of cash and long-term equity awards consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.

We urge shareholders to read the Compensation Discussion and Analysis beginning on page 28 of this proxy statement, as well as the Summary Compensation Table and related compensation tables, notes and narrative, appearing on pages 35 through 39, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

Vote Required

Approval of the advisory vote on named executive officer compensation requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the meeting. While this advisory vote on named executive officer compensation is non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program. Currently, the Board seeks the shareholders vote on Named Executive Officer Compensation every year. The next time the shareholders have an opportunity to vote on this matter is on the proxy for fiscal year 2022.

Board Recommendation

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

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CORPORATE GOVERNANCE, BOARD OF DIRECTORS

MEETINGS AND BOARD COMMITTEES

Nomination of Directors:

The Board is responsible for nominating members to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders, in each case based upon the recommendation of the nominating and corporate governance committee. The committee seeks input from other Board members and senior management to identify and evaluate nominees for director. The committee may hire a search firm or other consultants. The committee will consider nominees recommended by shareholders for election to the Board provided the names of such nominees, accompanied by relevant biographical information, and relevant information about the shareholder submitting the nominee, are provided in writing to our secretary in accordance with the requirements of our bylaws.

Director Independence:

The Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.	The director, within the last three years, has not been employed by and has no immediate family member that has been an executive officer of the Company.

2.	Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service.

3.	Neither the director nor any immediate family member is a current partner of the Company’s independent accountants firm, the director is not a current employee of the independent accountant’s firm, no immediate family member is a current employee of the independent accountant’s firm working in its audit, assurance or tax compliance practice, and neither the director nor any immediate family member was an employee or partner of the independent accountant’s firm within the last three years and worked on the Company’s audit within that time.

4.	Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a company that employed the director or an immediate family member.

5.	The director is not currently an employee of and no immediate family member is an executive officer of another company that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

For the purposes of these standards, “Company” includes all NETSOL subsidiaries and other affiliates. “Immediate Family Member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law. The independence standards for the members of the Audit Committee provide that, in addition to the foregoing standards, they may not receive any compensation other than director’s fees for Board and Audit Committee service and permitted retirement pay or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules.

The Common Stock is listed and traded on the NASDAQ Capital Market. The corporate governance rules of the NASDAQ Capital Market require that a majority of the Board consist of directors who are “independent” of the Company. The Board has determined each of the following directors and nominees for director qualify as “independent” in accordance with Rule 5605(a)(2)(A) and (B) of the NASDAQ listing standards for determining independence. Messrs. Mark Caton, Henry Tolentino and Syed Kausar Kazmi are independent Board members as described in the listing standards.

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Our Board Leadership Structure

Why our Board leadership structure is right for NETSOL

Our Board and Nomination and Corporate Governance Committee regularly review and evaluate the Board’s leadership structure. Mr. Najeeb Ghauri serves as both NETSOL’s CEO and Chair of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. Mr. Ghauri has served in this dual capacity since 2006 and brings over 16 years of strategic leadership experience and an unparalleled knowledge of NETSOL’s business, operations and risks to his role as Chair of the Board. Currently, as a small-cap global corporation, the combination of these two positions is the most appropriate and suitable structure for a proper, efficient and cost-effective Board functioning and communication. Mr. Najeeb Ghauri is the direct link between senior management globally and the Board members and provides critical insight to the Board, as well as feedback to senior management through his comprehensive understanding of the issues at hand. Mr. Ghauri’s travels and visits to all subsidiaries across the globe, holding meetings with heads of each subsidiary and relaying the important aspects of such meetings to the Board, justify the need for Mr. Ghauri to hold his dual leadership position. To provide the Board with autonomy, the Board maintains majority independent members whom all head and participate exclusively in all Board committees. The CEO makes quarterly reports to the Board of Directors and answers questions posed by Directors. He also discusses with the Board the reasons for certain recommendations of the Company’s executive management group.

The Board does not have a policy on whether the roles of the Chair and CEO should be separated but believes the current combination of the two roles provides NETSOL with, among other things, a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its customers, shareholders and the public. The combined Chair-CEO structure also provides for robust and frequent communication between the Board’s independent directors and the management of the Company. Recently, having Mr. Najeeb Ghauri in the dual role was extremely effective as rapid, clear, decisive decisions were made in the midst of the global Covid-19 pandemic effecting all of NETSOL’s subsidiaries.

Board Composition and Refreshment

We believe the Board benefits from a mix of new directors who bring fresh perspectives and longer-serving directors, who bring valuable experience, continuity and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, skills and experience. To promote thoughtful Board refreshment, we have:

✔	Developed a comprehensive, ongoing Board succession planning process;

✔	Implemented an annual Board and Committee assessment process; and

✔	Look to our Advisory Board for input and critique.

The average age of our Director nominees and our Independent Director nominees is 67 years and 71 years respectively.

Throughout the director selection and nomination process, the Nominating and Corporate Governance Committee and the Board seek to achieve diversity within the Board with various viewpoints, perspectives and expertise that are representative of our global business. Once elected, the Directors periodically visit NETSOL’s operations, globally. This provides the Directors with an opportunity to see firsthand the execution and impact of the Company’s strategy and engage with senior leaders and associates in our subsidiaries to deepen their understanding of NETSOL’s business, competitive environment and corporate culture. This year because of the Covid-19 pandemic no visits to any of NETSOL’s operations took place; however, a Zoom/telephonic business presentation was held.

In his second year as the Audit Committee Chair, Mr. Kazmi offers a breadth of experience in finance and banking industry as head of commercial banking and business development with Habib Bank Zurich PLC, UK. He is well versed in finances and is providing valuable insight to the audit committee.

NETSOL continues to obtain diverse viewpoints and experiences from various ages, gender, business backgrounds that come together from various parts of the world to form the Board of Directors of NETSOL.

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There are five members of the Board of Directors; however, only the three independent members serve on the key Board Committees.

Role of Board in Oversight of Risks:

Like all companies, NETSOL faces a variety of risks, both internal and external, and many factors work simultaneously to affect the Company’s overall business risk. The Board recognizes that the Company’s business risk is not static, and that it is not possible to mitigate all risk and uncertainty. The Board does not have a standing risk management committee but administers this oversight function directly through the Board as a whole, as well as through Committees of the Board.

For example, the Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting. The Nominating and Corporate Governance Committee assist the Board in its risk oversight function by periodically reviewing and discussing with management important corporate governance principles and practices and by considering risks related to our director nominee evaluation process and legacy. This Committee also ensures that the Company maintains a positive and effective Board leadership and is up to date with internal policies such as the Company’s Code of Ethics. The Compensation Committee assists the Board in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements. The full Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary.

The Company believes the Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices. The Board of Directors and the management team are committed to continuous improvement and strengthening of the Company’s risk management practices.

Board of Directors Meetings:

During the fiscal year ended June 30, 2021, the Board of Directors of the Company did not meet in person due to the global pandemic, however, they met telephonically two times. The Board also acted by written consent three times at which all Directors were available to vote unanimously. The Company requests that all Board members attend annual meetings of the Board, however, it is not mandatory.

Board Committees:

The Board of Directors of the Company has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Company’s web site at www.netsoltech.com (select “About Us” then “Corporate Governance” and finally, the desired committee charter) https://ir.netsoltech.com/board-committees All committee members are appointed by the Board of Directors and only Independent Board members serve on these committees.

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The Audit Committee met four times, the Compensation Committee met one time, and the Nominating and Corporate Governance Committee also met one time during fiscal year 2021.

Committee Members:

The Audit Committee is made up of Mr. Kazmi as Chair, Mr. Caton, and Mr. Tolentino as members. The Compensation Committee consists of Mr. Caton as its Chair, Mr. Kazmi and Mr. Tolentino as its members. The Nominating and Corporate Governance Committee consists of Mr. Tolentino as Chair, Mr. Caton and Mr. Kazmi as members.

The table below provides the membership for each of the committees during Fiscal Year 2021.

Nominating and
Corporate
	Audit	Compensation	Governance
Director	Committee	Committee	Committee
Najeeb Ghauri (Chair of the Board)
Malea Farsai
Mark Caton (I)	X	X (C)	X
Kausar Kazmi (I)	X (C)	X	X
Henry Tolentino (I)	X	X	X (C)

(I)	Denotes an Independent Director.
(C)	Denotes the Chairperson of the Committee.

Audit Committee:

The Company has an Audit Committee whose members are the independent directors of the Company. Mr. Kazmi as Chair, and Mr. Caton and Mr. Tolentino as members.

The Audit Committee met four times remotely during fiscal 2021. The Audit Committee was established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and reviewing the financial reports and other financial information provided by the Company to any governmental body or the public and the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics. Its primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, audits of the Company’s financial statements, and the Company’s internal control system and (ii) appoint from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, determine the compensation of such “outside auditors” and the other terms of their engagement, and oversee the work of the outside auditors. The Company’s outside auditors’ report directly to the Audit Committee. The Audit Committee is also charged with establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. In summary, the Audit Committee is generally responsible for:

●	Appointing, compensating, retaining and overseeing NETSOL’s independent registered public accounting firm.

●	Reviewing the annual report of NETSOL’s independent registered public accounting firm related to quality control.

●	Reviewing NETSOL’s annual and quarterly reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, and recommending appropriate action to the Board.

●	Reviewing NETSOL’s audit plans.

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●	Reviewing relationships between the independent registered public accounting firm and NETSOL; and,

●	Reviewing trends in accounting policy changes that are relevant to the Company.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Borgers CPA. Management is responsible for the preparation, presentation and integrity of NETSOL’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)). Borgers CPA is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with Borgers CPA, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.”

Audit Committee Financial Expert.

The Company has identified its audit chairperson, Mr. Kausar Kazmi as its audit committee financial expert. Mr. Kazmi is an independent Board member as the term is defined in the Nasdaq Listing Rules. Mr. Kazmi offers a breadth of experience in finance and banking industry as head of commercial banking and business development with Habib Bank Zurich PLC, UK. Mr. Kazmi’s tenure as both an Audit Committee member and Chair of the Audit Committee as well as over 41 years in the banking and financial sector, provides him with an understanding of generally accepted accounting principles and financial reporting. Additionally, this experience provides an ability to assess the general application of accounting principles in connection with the accounting for estimates, accruals and reserves; experience analyzing financial statements that were comparable in the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report:

As noted in the Committee’s charter, NETSOL management is responsible for preparing the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The Committee’s role does not provide any special assurances with regard to NETSOL’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The Committee has reviewed and discussed with management and the independent accounting firm, as appropriate, the audited financial statements.

The Committee has discussed with Borgers CPA, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Borgers CPA the firm’s independence.

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Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the company’s report on Form 10-K for 2021 for filing with the SEC.

Kausar Kazmi, Chair

Mark Caton

Henry Tolentino

Nominating & Corporate Governance Committee.

The Nominating & Corporate Governance Committee is comprised of Messrs. Tolentino (Chair), Caton and Kazmi, as members, all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. This Committee met virtually once during the 2021 fiscal year. The primary function of the Nominating Committee is to assist the Board in fulfilling its responsibilities with respect to Board and committee membership and shareholder proposals. Its primary duties and responsibilities are to: (i) establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board; and (ii) make recommendations regarding proposals and nominees for director submitted by shareholder of the Company.

The Nominating & Corporate Governance Committee will consider director nominees recommended by shareholder. A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors must send a written notice by mail to: Corporate Secretary, NETSOL Technologies, Inc., 23975 Park Sorrento, Suite 250, Calabasas, CA, 91302 or by fax to: 818-222-9197, that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder considerations will only be considered if delivered or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholder; provided, however, that in the event that the annual meeting is called for a date that is not within sixty (60) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

The Company’s Nominating Committee recommends that a nominee for a position on the Company’s Board of Directors meet the following minimum qualifications:

●	He or she must be over 21 years of age.
●	He or she must be able to read and understand basic financial statements.
●	He or she must have experience in a position with a high degree of responsibility in a business or other organization.
●	He or she must possess integrity and have high moral character.
●	He or she must be willing to apply sound, independent business judgment.
●	He or she must have sufficient time to devote to the Company.

Board Composition

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:

●	Whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, corporate, educational, or a non-profit organization.
●	Whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company.
●	Whether the potential nominee is highly accomplished in his or her respective field.

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●	In light of the relationship of the Company’s business to the field of technology, whether the potential nominee has received any awards or honors in the fields of technology or engineering and whether he or she is recognized as a leader in that field.
●	Whether the addition of the potential nominee has practical and mature business judgment including the ability to make independent analytical inquiries.
●	Whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies.
●	Whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment.
●	Whether the potential nominee can work collegially with others.
●	Whether the potential nominee is independent, as defined by NASDAQ listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholder, and whether he or she is willing and able to represent the interests of all shareholders of the Company.
●	Any factor which would prohibit the potential nominee to devote sufficient time to its business, and
●	Any other relevant qualifications, attributes, or skills.

In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, the Company’s nominating committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. The manner in which the nominating committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a shareholder or the Company. Our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Nominating Chair prepared a blind questionnaire for all board members to evaluate the Board’s current risk management, succession, autonomy, and other matrix.

The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the fiscal year 2021 Annual Meeting of shareholders. The Company did not receive, by January 5, 2022 (the 120th calendar day before the first anniversary of the date of the Company’s 2020 proxy statement, any recommended nominee from a shareholder who beneficially owns more than 5% of the Company’s stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of the Company’s stock.

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GENDER, ETHNIC, OR NATIONALITY DIVERSITY

80%

Female and ethnically diverse directors

(1) Female

(3) Identify as ethnically diverse

CURRENT TENURE

0 - 4

>10

Average Tenure: 10.0

AGE

50 - 60

61 - 69

70 - 75

Average Age: 67

INDEPENDENCE

3 of 5

Majority Director Nominees Are Independent

The Board members self-identify their ethnicities as (1) Asian, (3) Middle Eastern, and (1) White.

DIRECTORS’ EXPERIENCES AND SKILLS

SENIOR LEADERSHIP EXPERIENCE	5/5

GENDER, ETHNIC OR NATIONALITY DIVERSITY	4/5

FINANCE, ACCOUNTING & AUDITING	3/5

INDUSTRY EXPERIENCE	3/5

INTERNATIONAL BUSINESS EXPERIENCE	3/5
HUMAN CAPITAL MANAGEMENT EXPERIENCE	3/5

ESG/SOCIAL RESPONSIBILITY	2/5

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Compensation Committee

The Compensation Committee is comprised of Messrs. Caton (Chair), Kazmi and Tolentino as members, all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. The Compensation Committee met virtually once during the 2021 fiscal year. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation.

Compensation Committee’s primary duties and responsibilities are to:

(i)	Oversee the development and implementation of the compensation policies, strategies, plans, and programs for the Company’s executive officers and outside directors.
(ii)	Review and determine the compensation of the executive officers of the Company.
(iii)	Oversee the selection and performance of the Company’s executive officers and succession planning for key members of the Company’s management; and,
(iv)	Review and ensure compliance with the compensation rules and regulations applicable to the Company under the Dodd Frank Act and certain SEC disclosure rules.

The Compensation Committee’s report is included below under “Compensation Discussion and Analysis”.

Compensation Policies and Practices

Our commitment to design an executive compensation program that is consistent with responsible financial and risk management is reflected in the following summary of our policies and practices:

What We do:

✔	Review pay and performance alignment
✔	Provide variable vesting for awards granted under the Stock Plan
✔	Maintain retention guidelines to prohibit sales during certain periods
✔	Annually conduct as Say on Pay Vote
✔	Prohibit hedging, pledging or short selling NETSOL securities
✔	Limit perquisites
✔	Assess and mitigate compensation risk
✔	Solicit annual independent consultant advice on CEO’s compensation; and
✔	Conduct a review of the independence of the compensation consultant retained by the Compensation Committee.

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What We Don’t do:

x	No dividends or dividend equivalents on unearned restricted stock, restricted stock units, stock options or stock appreciation rights
x	No repricing of stock options
x	No pledging of our stock
x	No cash buyouts of underwater stock options
x	No tax reimbursements for perquisites
x	No tax gross-ups for excise taxes; and
x	No supplemental retirement benefits.

Director Attendance at Annual Meetings

Our Board of Directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our Board members reside around the globe and at times physical attendance at the meetings is not feasible. All board and committee meetings during the pandemic were held virtually.

Shareholder Communications with the Board of Directors

We provide a process for shareholders to send communications to the Board of Directors, the non-employee members as a group or any of the directors individually. Shareholders may contact any of the directors, including the non-employee directors, by writing to them c/o the Corporate Secretary, NetSol Technologies, Inc., 23975 Park Sorrento, Suite 250, Calabasas, California, 91302. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, customer service concerns and the like. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our Board of Directors or to the entire Board of Directors, as requested in the shareholder communication.

Shareholder Engagement

NETSOL interacts with its shareholders to obtain shareholder views on various topics from our Company strategy to capital allocation and executive compensation. These interactions are typically led by our Chief Executive Officer and our Chief Financial Officer and the head of our Investor Relations typically during earnings calls and post quarterly reporting as well as investor-related outreach events around the country. During these interactions, our shareholders have expressed many viewpoints on a variety of topics generally focused on financial performance. Our shareholders have support for the Company’s compensation philosophy in that they want alignment between performance and pay.

We encourage any shareholder wanting to provide feedback or reach out to us to contact our Corporate Secretary at (818) 222-9195 or writing us at investors@netsoltech.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

SEC regulations require all transactions to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, 5% or more beneficial owners of our common stock, and each of their immediate family members. The Board of Directors will only approve a transaction only if it determines that the transaction is not inconsistent with, the best interests of the Company and its shareholders.

On May 31, 2017, Faizaan Ghauri, son of CEO Najeeb Ghauri, and an employee of the Company, was appointed CEO of WRLD3D by the Board of WRLD3D which does not include Najeeb Ghauri.

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The Company entered into an agreement with WRLD3D, whereby the Company was issued a Convertible Promissory Note (the “Convertible Note”) which was fully executed on May 25, 2017. The maximum principal amount of the Convertible Note is $750,000, and as of June 30, 2018, the Company had disbursed $750,000. The Convertible Note bears interest at 5% per annum and all unpaid interest and principal is due and payable upon the Company’s request on or after February 1, 2018.

The Company entered into an agreement with WRLD3D, whereby NETSOL Thai was issued a Convertible Promissory Note (the “Thai Convertible Note”) which was fully executed on February 9, 2018. The maximum principal amount of the Convertible Note is $2,500,000, and as of June 30, 2019, NETSOL Thai had disbursed $2,500,000. The Thai Convertible Note bears interest at 10% per annum and all unpaid interest and principal is due and payable upon NETSOL Thai’s request on or after March 31, 2019.

The Company entered into an agreement with WRLD3D, whereby the Company was issued a Convertible Promissory Note (the “April 1, 2019 Note”) which was fully executed on April 1, 2019. The maximum principal amount of the April 1, 2019 Note is $600,000, and as of June 30, 2020, the Company had disbursed $600,000. The April 1, 2019 Note bears interest at 10% per annum and all unpaid interest and principal is due and payable upon the Company’s request on or after March 31, 2020.

The Company entered into an agreement with WRLD3D, whereby the Company was issued a Convertible Promissory Note (the “August 2019 Note”) which was fully executed on August 19, 2019. The maximum principal amount of $400,000 was paid on September 9, 2019. The August 2019 Note bears interest at 10% per annum and all unpaid interest and principal is due and payable upon the Company’s request on or after March 31, 2020.

Najeeb Ghauri, CEO and Chair of the Board, and Naeem Ghauri, Director, have a financial interest in G-Force, LLC which purchased a 4.9% investment in WRLD3D for $1,111,111.

Director Compensation Policy

Mr. Najeeb Ghauri and Ms. Farsai are not paid any fees or other compensation for services as members of our Board of Directors.

The Committee relied on a survey conducted by Compensation Resources, Inc. in setting the compensation for the non-employee members of our Board of Directors. As with named executives, the aim is to compensate the Board of Directors at the mean of peer companies. Any additional cash and/or equity compensation for the fiscal year beginning was designed to maintain this mean.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid the following total amounts to members of the Board of Directors for the activities shown during the fiscal year ended June 30, 2021.

BOARD ACTIVITY	TOTAL CASH PAYMENTS
Board Member Fee	$240,000
Chairperson for Audit Committee	$-
Chairperson for Compensation Committee	$-
Chairperson for Nominating and Corporate Governance Committee	$-
$240,000

In previous years, the committee chairs have received additional compensation, but was eliminated as part of the Company’s Covid-19 mitigation measures. Independent members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

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On September 12, 2016, the Compensation Committee granted independent board members 19,834 shares of common stock vesting at 50% immediately and rest at the completion of each year served commencing with the period ended September 30, 2017 and ending September 30, 2021.

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company’s compensation policies for the fiscal year ended June 30, 2021, other than Najeeb Ghauri and Malea Farsai who were paid as part of their employment with the Company and not as directors.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARE AWARDS ($)(1)	TOTAL ($)

Mark Caton	80,000	11,997	91,997
Henry Tolentino	80,000	-	80,000
Kausar Kazmi	80,000	-	80,000
	240,000	11,997	251,997

(1)	On September 12, 2016, the Compensation Committee granted independent board members 19,834 shares of common stock vesting at 50% immediately and the remainder at the completion of each year served commencing with the period ending September 30, 2017 and ending September 30, 2021.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Caton (Chair), Mr. Kazmi and Mr. Tolentino as members. All current members of the Compensation Committee are “independent directors” as defined under the NASDAQ Listing Rules. None of these individuals were at any time during the fiscal year ended June 30, 2021, or at any other relevant time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CODE OF ETHICS

The Company adopted its Code of Ethics on July 2, 2004, as amended and restated on July 22, 2007, and on September 10, 2013; and again, on November 4, 2014; the code is applicable to every officer, director and employee of the Company, including, but not limited to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics has been posted on our website and may be viewed at www.netsoltech.com/about-us.

INFORMATION ABOUT DIRECTOR NOMINEES

The Board is currently comprised of five members.

Each nominee receiving a majority of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

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The following table sets forth the names and ages of the current directors of the Company and the date such person became a director of the Company. Each year, the shareholders elect the Board of Directors and the Board of Directors elects the executive officers of the Company annually.

The current director nominees of the Company are as follows:

Name	Year First Elected as an Officer or Director	Age	Position Held with the Registrant	Family Relationship
Najeeb Ghauri	1997	67	Chief Executive Officer, Chair and Director	Brother to Naeem Ghauri, President of NETSOL
Mark Caton	2002	72	Director	None
Malea Farsai	2018	53	Director; Corporate Counsel	None
Henry Tolentino	2018	73	Director	None
Syed Kausar Kazmi	2019	68	Director	None

Director Qualifications

Under rules adopted by the Securities and Exchange Commission, the Company is required to describe the experience and qualification of those persons serving as directors or nominated for election as directors. The Nominating and Corporate Governance Committee, which is charged with the responsibility of evaluating nominees for director, has historically sought individuals with prior experience in business, professional practice or government, a commitment to community involvement and, perhaps most importantly, prior service as a member of the Board of Directors. Experience gained through these pursuits is viewed by the Nominating and Corporate Governance Committee as a strong indication that individuals nominated for election as directors will possess the attributes for successful service as a member of the Board.

Najeeb U. Ghauri, Director, Chief Executive Officer and Chair of the Board, NETSOL Technologies, Inc.

Age 67

Director since 1997

NAJEEB U. GHAURI is the Chief Executive Officer and Chair of NETSOL. He has been the Co-founder and director of the Company since 1997, Chair since 2003 and Chief Executive Officer from January 1998 to September 2002 and from October 2006 to present. Mr. Ghauri was responsible for NETSOL’s listing on NASDAQ in 1999 and NETSOL Pakistan subsidiary listing on the Karachi Stock Exchange in 2005. Mr. Ghauri served as the Company’s Chief Executive Officer from 1999 to 2001 and as the Chief Financial Officer from 2001 to 2005. As CEO, Mr. Ghauri is responsible for managing the day-to-day operations of the Company, as well as the Company’s overall growth and expansion plan. In 2017, Mr. Najeeb Ghauri as the CEO, implemented a Company-wide initiative cutting costs which saved the Company in excess of $7,000,000. Mr. Ghauri was also instrumental in the substantial increase in revenue for fiscal year end 2015. In addition, Mr. Ghauri traveled overseas multiple times to execute the largest contract for the Company, worth over $100 million, in December 2015. Under his watch, NETSOL has become a leading player in China with innovation and a cutting-edge technology.

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In September 2020, Mr. Ghauri was presented with the highest civilian award in Pakistan, “Sitar e Imtiaz”, a medal of pride, in recognition for his work in IT and charitable causes in Pakistan. This medal was conferred by the President of Pakistan at the President House in Islamabad, Pakistan. Prior to joining the Company, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company (ARCO) (now acquired by BP), a Fortune 500 company, from 1987-1997. Prior to ARCO, he spent nearly five years with Unilever as brand and sales managers. Mr. Ghauri attended Eastern Illinois University in 1977-78 for Bachelor of Science degree in Management/Economics. He earned an M.B.A. in Marketing Management from Peter F. Drucker School of Management, Claremont, California in 1981. Mr. Ghauri was elected Vice Chair of US Pakistan Business Council in 2006, a Washington D.C. based council of US Chamber of Commerce. He is also very active in several philanthropic activities in emerging markets and is a founding director of Pakistan Human Development Fund, a non-profit organization, a partnership with UNDP to promote literacy, health services and poverty alleviation in Pakistan. Mr. Ghauri has participated in NASDAQ opening and/or closing bell ceremonies in 2006, 2008, 2009, 2015 and 2020.

Skills and Qualifications: Mr. Ghauri has an extensive executive, operational and strategic leadership experience in a global setting. Substantial experience in establishing management performance objective and establishing goals. Mr. Ghauri not only serves the Board with his experience as a chief executive officer, but also his skills and insight into global operational logistics, which he developed over the course of his 25-year career in technology industry.

Mark Caton, Director, President of Centela Capital, Inc.

Age 72

Director since 2007

MARK CATON joined the Board of Directors in 2007. Mr. Caton is currently President of Centela Capital, Inc. a diversified financial services company, a position he has held since 2006. Prior to joining Centela Capital, Mr. Caton was President of NETSOL Technologies USA, responsible for US sales, from June 2002 to December 2003. Mr. Caton was employed by ePlus from 1994 to 2002 as Senior Vice President-Business Development. He was a member of the UCLA Alumni Association Board of Directors and served on the Board of Directors of NETSOL from 2002-2003. Mr. Caton is a Chair of the Compensation Committee and a member of the Audit and Nominating and Corporate Governance Committees. Mr. Caton received his BA from UCLA in psychology in 1971.

Skills and Qualifications: Mr. Caton serves the Board with his 35 years of experience in sales, marketing and management in the financial leasing and software industries.

Malea Farsai, Corporate Counsel, NETSOL Technologies, Inc.

Age 53

Director Since 2018

MALEA FARSAI joined the Board of Directors for the first time in 2018 and is currently the Company’s Corporate Counsel. Before joining NETSOL in March 2000, Ms. Farsai was an associate at the law firm of Horwitz and Beam where she represented both domestic and international private and public clients from technology to apparel in various transactions, formation of business startups and IPOs from 1996-2000. Ms. Farsai was on the team that took NETSOL public and is the one who listed NETSOL on NASDAQ in 1999 and has maintained its listing since then to current. After two decades with the Company, Ms. Farsai continues to work part-time as Corporate Counsel overseeing the Company’s insurance as well as day to day corporate legal needs. She has also obtained many of NETSOL’s various trademarks. Ms. Farsai has been actively updating and overseeing the Company’s Corporate and Social Responsibilities (CSR) globally and has effectively established NETSOL Humanitarian Foundation, a 501(c)(3) foundation for NETSOL to continue its charitable work internationally. Ms. Farsai received her B.A. degree from University of California, Irvine and her J.D. in 1996, and has been a member of the California State Bar since 1996. She sits on the board of various charitable organizations in Los Angeles.

Skills and Qualifications: Ms. Farsai has served the Company and its legal department since its inception and has a breadth of knowledge and understanding about NETSOL’s business through her role as Corporate Counsel. She also has an understanding of Public Company corporate governance as well as the management and retention of a diverse group of employees.

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Henry Tolentino, Former President of Toyota Leasing, Thailand Co. Ltd., (Retired).

Age 73

Director Since 2018

HENRY TOLENTINO joined the Board of Directors for the first time in 2018. Mr. Tolentino brings more than 30 years of experience in the auto finance industry working with global manufacturers such as Toyota and General Motors. Prior to joining NETSOL’s advisory board, Mr. Tolentino has held several executive positions at Toyota Leasing (Thailand) Co., Ltd., including most recently as President from 2006 to 2014 and then served as an advisor from 2015 to 2016. Prior to Toyota Leasing, Mr. Tolentino spent more than 10 years with Toyota Motor Credit Corporation, USA. He began his career in the auto finance industry with General Motors Acceptance Corporation. Mr. Tolentino joined the advisory board of NETSOL in September 2017 where he provided strategic advice to the senior management of the Company. Mr. Tolentino is the Chair of the Nomination and Corporate Governance Committee and member of the Audit and Compensation Committees.

Skills and Qualifications: Mr. Tolentino has significant industry knowledge in international automobile manufacturing and operations, business strategy and managing growth in the automotive industry. As a former customer of the Company, he brings to the Board a unique perspective from the industry.

Kausar Kazmi, Head of Commercial Banking and Business Development, Habib Bank Zurich PLC, UK

Age 68

Director since 2019

KAUSAR KAZMI joined the Board of Directors in 2019. Mr. Kazmi brings over 40 years of expertise in the banking industry and is currently the Head of Commercial Banking and Business Development at Habib Bank Zurich PLC, located in London where he has served in this capacity since 2016. Prior to this position, Mr. Kazmi served as the Head of Business Development for UK and Europe at Habib Bank AG Zurich in London from 2012-2016, before which Mr. Kazmi was the CEO of the UK operations of Habib Bank AG Zurich from 2009-2012. In 2018, Mr. Kazmi was awarded by Power 100, Parliamentary Review in association with The British Publishing Company a “Lifetime Achievement Award” for his significant and lasting impact on the banking sector. In addition, Mr. Kazmi has been awarded by the Asian Media Group the “GG2 Power List” celebrating Britain’s 101 most influential Asians from 2016-2018.

Mr. Kazmi received his BSc in Chemical Engineering with II Class Honors from Habib Institute of Technology in 1974. He sits on the board of many charitable organizations, with a focus on helping committees raise funds. Mr. Kazmi is the Chair of the Audit Committee and is a member of the Nominating and Corporate Governance and Compensation Committees.

Skills and Qualifications: Mr. Kazmi brings to the Board strong financial services strategy and management expertise. He directs the operations of a financial services business, expending its focus on international business development.

No Arrangements of Understandings

There are no arrangements or understandings between any nominee for director and any other person(s) pursuant to which such nominee was or is to be selected as a director or nominee.

COMPENSATION DISCUSSION AND ANALYSIS

NETSOL’s Named Executive Officers (“NEOs”), a group comprised of the Chief Executive Officer, the Chief Financial Officer and the Secretary and General Counsel in the 2021 fiscal year are the following individuals:

Najeeb Ghauri	Chief Executive Officer
Roger K. Almond	Chief Financial Officer
Patti L. W. McGlasson	Secretary and General Counsel

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Introduction

Our Compensation Committee is responsible for establishing and overseeing compensation programs that comply with NETSOL’s named executive officer’s compensation philosophy. As described in this Compensation Discussion and Analysis (“CD&A”), the Compensation Committee follows a disciplined process for setting executive compensation. This process involves analyzing factors such as company performance, individual performance, strategic goals and competitive market data to arrive at each element of compensation. The Compensation Committee approves compensation decisions for all executive officers. An independent compensation consultant helps the Compensation Committee by providing advice, information, and an objective opinion. This CD&A will focus on the compensation awarded to NETSOL’s “named executive officers”—the Chief Executive Officer, Chief Financial Officer, and General Counsel, Corporate Secretary. You can find more complete information about all elements of compensation for the named executive officers in the following discussion and in the Summary Compensation table that appears on page 35.

Fiscal 2021 Executive Compensation Highlights and Governance

This section identifies the most significant decisions and changes made regarding NETSOL’s executive compensation in fiscal year 2021.

Shareholder Approval of Compensation

At the last annual general meeting held on June 14, 2021, shareholders expressed support for our executive compensation programs, with 95.72% of votes cast at the meeting voting to ratify the compensation of our named executive officers. Although the advisory shareholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of the vote and the sentiments of our shareholders when making future compensation decisions for the named executive officers. Based on the results from our last annual general meeting, the Compensation Committee believes shareholders support the Company’s executive compensation philosophy and the compensation paid to the named executive officers.

Taking into account the marked increase in support of this plan at the June 14, 2021, Annual Shareholders Meeting, the Compensation Committee believes the compensation program meaningfully explains the Compensation Committee’s compensation decisions and its determination to tie long term incentives of the Chief Executive Officer to performance criteria. The Compensation Committee continues to reach out to its shareholders regarding their positions on the Company’s compensation program. In connection with the proxy solicitations, the executive compensation was discussed with certain of our top shareholders and their general acceptance of the compensation structure is reflected in the proxy vote results. Accordingly, the Compensation Committee will continue to provide the CEO with a bonus criterion that is based on total revenues and income from operations on a graduated basis. Bonuses would be paid 60% in cash and 40% in stock valued at the share price on June 30th of the fiscal year in which it was earned.

Based on the 2016 Annual Meeting of Shareholders vote on the Frequency of Say on Pay voting, we will continue to provide our stockholders with an annual opportunity to cast an advisory vote on the compensation programs for our named executive officers and as always, the stockholders are welcome to contact Investor Relations with any questions.

Governance and Evolving Compensation Practices

The Compensation Committee and the Board are aware of evolving practices in executive compensation and corporate governance. In response, we have adopted and/or maintained certain policies and practices that are in keeping with “best practices” in many areas. For example:

●The Compensation Committee engages an independent compensation consultant to evaluate our chief executive officer’s executive compensation practices in comparison to a peer group.

● We do not provide excessive executive perquisites to our named executive officers.

● Our incentive plans expressly prohibit repricing of options (directly or indirectly) without prior shareholder approval.

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● Our policy on the prevention of insider trading prohibits various types of transactions involving Company stock or securities, including short sales, options trading, hedging, margin purchases and pledges.

● Our stock ownership guidelines require our executive officers to align their long-term interests with those of our stockholders.

● Our policy prohibits the named executive officers from selling any newly issued shares for a period of three months, in an open market transaction.

● Beginning with our fiscal year 2018 to current, we modified our compensation practices for our CEO to tie a significant portion to financial results both on a top line and bottom-line basis.

General Compensation Overview

For 2021, compensation designed for our executive officers consisted of:

●	Base Salary
●	Cash awards at the discretion of the Compensation Committee
●	Long term equity in the form of time-based restricted stock; and
●	Ability to participate generally in all group health and welfare benefit programs and tax-qualified retirement plans on the same basis as applicable to all of our employees.

In response to discussions we have had with certain shareholders and given the percentage voting in favor of our executive compensation, beginning with the 2019 fiscal year, Chief Executive Officer compensation shall consist of:

●	Base Salary
●	Short-term cash awards conditioned upon achieving objective performance targets
●	Long-term equity in the form of time and objective performance targets; and
●	Ability to participate generally in all group health and welfare benefit programs and tax-qualified retirement plans on the same basis as applicable to all of our employees.

The Compensation Committee administers the cash and non-cash compensation programs applicable to our executive officers. The Compensation Committee makes all decisions about executive officer compensation for the Chief Executive Officer and the remaining named executives after discussion with our Chief Executive Officer about his direct reports. The Compensation Committee has often refined the direct reports’ compensation recommendations made by the Chief Executive Officer. Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee, which, consistent with NASDAQ requirements, is comprised exclusively of independent directors, and the Chief Executive Officer does not participate in Committee decisions surrounding his compensation.

Independent Compensation Consultant

The Compensation Committee retained Compensation Resources, Inc. as its independent compensation consultant. Compensation Resources provided chief executive officer and director compensation consulting services to the Compensation Committee, including a competitive market analysis of peers and the base salary, total cash compensation and total direct compensation. Interactions with Compensation Resources was limited to the Compensation Committee Chair and interaction with executives was generally limited to discussions as required to compile information at the Compensation Committee’s direction. During fiscal year 2021, Compensation Resources did not provide services to the Company. Based on these factors and its own evaluation of Compensation Resources independence pursuant to the requirements approved and adopted by the SEC, the Compensation Committee has determined that the work performed by Compensation Resources does not raise any conflicts of interest.

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Compensation Philosophy and Objectives

Our executive compensation philosophy calls for competitive total compensation that will reward executives for achieving individual and corporate performance objectives and will attract, motivate and retain leaders who will drive the creation of shareholder value. It incorporates elements that create shareholder value by driving financial performance, retaining a high-performing and talented executive team, and aligning the interests of the executive team with the interests of shareholders. The Compensation Committee reviews the compensation and benefit programs for executive officers, including the named executive officers, and performs an annual assessment of the Company’s executive compensation policy. In determining total compensation, the Compensation Committee considers the objectives and attributes described below.

Executive Compensation Principles

Shareholder Alignment	●	Our executive compensation programs are designed to create shareholder value.
	●	Long-term incentive awards, delivered in the form of equity, make up a portion of our executives’ total compensation and closely align the interests of executives with the long-term interests of our shareholders. Our policy prohibits the named executive officers from selling any newly issued shares for a period of three months, on an open market transaction.
Performance based	●	Long-term incentive awards are designed to reward our executive officers for creating long-term shareholder value. Long-term incentive awards are granted primarily in the form of stock options and/or shares.
Appropriate Risk	●	Our executive compensation programs are designed to encourage executive officers to take appropriate risks in managing their businesses to achieve optimal performance.
Competitive with external talent markets	●	Our executive compensation programs are designed to be competitive within the relevant markets.
Simple and transparent	●	Our executive compensation programs are designed to be readily understood by our executives, and transparent to our investors.

Compensation Analysis Peer Group

After consideration of business models, company revenue and market capitalization of other companies in the Company’s technology industry segment, and with the input from Compensation Resources, Inc., the compensation consultant used by the Company at the time the study was last conducted, the Compensation Committee established the following list of peer companies to provide a comparative framework for use in setting executive compensation:

Amber Road, Inc.	B Square Corp.
Cass Information Systems	Data Watch Corp.
Digital Turbine, Inc.	Everbridge, Inc.
Mitek Systems, Inc.	SPS Commerce Inc.
USA Technologies, Inc.	Zix Corp.

Executive Officer Base Salaries and Compensation Comparisons

Compensation plans are developed by utilizing publicly available compensation data in the information technology and software services industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as the Company. The Compensation Committee has determined to utilize the services of a consultant for purposes of comparing our compensation program with similarly situated companies in like industries. The recommendations of these consultants will be utilized by the Compensation Committee in determining the appropriate compensation packages in addition to taking into account the unique global scale of the Company’s business. While these consultants may make general recommendations about the size and components of compensation, we anticipate our philosophy to continue on the basis of a pay-for-performance philosophy.

In establishing the compensation of our named Chief Executive Officer, we based the amounts primarily on the market data and advice provided by Compensation Resources, Inc. with respect to the compensation paid to individuals who perform substantially similar functions within the peer group companies. In connection with the other named executive officers, we also relied on the recommendations of the Chief Executive Officer’s analysis relative to those individuals’ performance and compensation. We also examined the outstanding stock options and equity grants held by the executive officers for the purpose of considering the retention value of any additional equity awards.

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As a general guideline, for our named executive officers, we aim to set base salary, cash compensation and total compensation at approximately the mean market range. Our analysis determined that the base salary of our Chief Executive officer was slightly above the mean, cash compensation was generally within the mean, but the total direct compensation was below the mean. As such, it was determined to develop a long-term, performance-based element of the compensation that brought the total direct compensation within the mean.

2021 Executive Compensation Components

Base Salary

An executive’s base salary is a fixed element of the executive’s compensation intended to attract and retain executives. It is evaluated together with components of the executive’s other compensation to ensure that the executive’s total compensation is consistent with our overall compensation philosophy. Base salaries are adjusted annually by the Compensation Committee.

The base salaries were established in arms-length negotiations between the executive and the Company, considering their extensive experience, knowledge of the industry, track record, and achievements on behalf of the Company. The Company expects each named executive officer to contribute to the Company’s overall success as a member of the executive team rather than focus solely on specific objectives within the officer’s area of responsibility.

We provided a 3% increase in base salary for Ms. McGlasson in fiscal 2020. Due to the effects of COVID-19, the Company reduced her base salary by 13%. We provided a 4% increase in base salary for Mr. Almond in fiscal 2020. Due to the effects of COVID-19, the Company reduced his salary by 13%. In fiscal year 2020, Mr. Ghauri’s base salary did not increase. Due to the effects of COVID-19, Mr. Ghauri’s base salary was reduced by 4.7%. Mr. Ghauri’s perquisites were reduced by 8% for a total compensation reduction of 5.4%. The Compensation Committee determined that salary alone was an adequate basis for short term compensation, and that equity incentives would be used for the long-term elements of incentive programs for Ms. McGlasson and Mr. Almond.

Annual Bonus

Our compensation program includes eligibility for bonuses as rewarded by the Compensation Committee. All executives are eligible for annual performance-based cash bonuses in accordance with Company policies. The Compensation Committee takes into consideration the executive’s performance during the previous year to determine eligibility for discretionary bonuses. Further, the compensation committee will review, if applicable, the performance criteria set forth in an executive’s previous year’s agreement and will determine if the executive has met such criteria in order to achieve the bonus. The Company’s bonus criteria at the executive management level, is typically based on a gross revenue and income from operations targets. Cash bonuses, if any for 2021 are reflected in the summary of compensation discussed below starting on page 43. For 2021, based on structured KPI’s by the compensation committee, Mr. Ghauri earned a bonus of $67,500. See bonus structure as discussed below on page 41. The Compensation Committee determined that Gross Revenue and Income from Operations structure used in fiscal 2021 continues to be a proper measure for measuring Mr. Ghauri’s performance in that it encourages his participation in revenue generating activities and continues to incentivize him to monitor and maximize cost efficiency.

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Long-Term Equity Incentive Compensation

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Because base salary and equity awards are such basic elements of compensation within our industry, as well as the high technology and software industries in general, and are generally expected by employees, we believe that these components must be included in our compensation mix in order for us to compete effectively for talented executives. We award time based vested stock from our Equity Incentive Plans for several reasons. First, such awards facilitate retention of our executives. Restricted stock generally vests only if the executive remains employed by the Company. Second, time-based stock awards align executive compensation with the interests of our shareholders and thereby focuses executives on increasing value for the shareholders. Time vested stock generally only provides a superior return if the stock price appreciates, and results in materially less dilution to the shareholders than options while frequently providing equivalent value to the employee at less cost to the Company than options. In determining the number of shares to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect profits and shareholder value, past and recent performance, and the estimated value of shares at the time of grant. Assuming individual performance at a level satisfactory to the Compensation Committee, the size of total equity compensation is generally targeted at the 50th percentile for the peer group. As indicated above, market data, including compensation percentiles, were among several factors the committee reviewed in determining compensation.

Equity incentives provided to executives are determined by the Fair Market Value of our common stock on the grant date. Each executive’s stock award was based on an analysis of the Compensation Committee of an appropriate overall cash compensation for each individual taking into account their position and compensation at similarly situated companies. Each executive’s stock award was based on a desired overall compensation cash value less the base salary as approved by the Compensation Committee.

In fiscal year 2020, Ms. McGlasson and Mr. Almond received a grant of 7,500 and 10,000 shares of common stock, respectively, vesting quarterly over a two-year period.

Mr. Najeeb Ghauri is eligible to receive grants of shares based on the performance criteria connected to gross revenues and net income from operations as discussed below. The total compensation including equity grants is designed to bring the Chief Executive Officer to the mean market average.

Mr. Najeeb Ghauri’s bonus for fiscal year 2021 is based on the total revenues and income from operations on a graduated basis. The following table demonstrates the graduated percentage of bonus that Mr. Ghauri will be eligible to earn based on the percentage of the goal achieved. Bonuses will be paid 60% in cash and 40% in shares of common stock valued on June 30, 2021. Total net revenues and income from operations are based on those values reported for the year ending June 30, 2021 excluding any adjustments relating to changes in revenue recognition policy.

	Allocated Bonus %	% of Bonus	25%	50%	100%	125%	150%	175%	200%
Net revenues	55%	Increase in revenues	5%	10%	15%	20%	25%	30%	35%
Bonus Earned			82,500	165,000	330,000	412,500	495,000	577,500	660,000

		% of Bonus	25%	50%	100%	125%	150%	175%	200%
Income from Operations	45%	Income from Operations %	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%
Bonus Earned			67,500	135,000	270,000	337,500	405,000	472,500	540,000

Total Bonus			150,000	300,000	600,000	750,000	900,000	1,050,000	1,200,000

Mr. Ghauri’s bonus for the fiscal year 2022 will be based on the same criteria stated above.

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the level of perquisites and other personal benefits provided to NETSOL’s executive officers.

We maintain benefits and perquisites that are offered to all employees, including health and dental insurance. Benefits and perquisites may vary in different country locations and are consistent with local practices and regulations.

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Termination Based Compensation

Upon termination of employment, all executive officers with a written employment agreement are entitled to receive severance payments under their employment agreements. In determining whether to approve, and as part of the process of setting the terms of, such severance arrangements, the Compensation Committee recognizes that executives and officers often face challenges securing new employment following termination. Further, the Committee recognizes that many of the named executives and officers have participated in the Company since its founding and that this participation has not resulted in a return on their investments. Termination and Change in Control Payments considered both the risk and the dedication of these executives’ service to the Company.

Our Chief Executive Officer has an employment agreement that provides, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the fourth anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the fourth anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

Our Chief Financial Officer has an employment agreement that provides, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the first anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the first anniversary from the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

The Secretary of the Company has an employment agreement that provides, if she is terminated without cause or if the executive terminates the agreement with Good Reason, she is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the second anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for her and her family until the end of the employment term and through the end of the second anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state, and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

These agreements were designed to assist in the retention of the services of our named executives and to determine in advance the rights and remedies of the parties in connection with any termination. The types and amounts of compensation and the triggering events set forth in these agreements were based on a review of the terms and conditions of normal and customary agreements in our competitive marketplace.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee is aware of the limitations imposed by Section 162(m) and considers the issue of deductibility when and if circumstances warrant. The committee reviews proposed compensation plans in light of applicable tax deductions, and generally seeks to maximize the deductibility for tax purposes of all elements of compensation. However, the committee may approve compensation that does not qualify for deductibility, including stock option and time-based restricted stock awards, if and when the committee deems it to be in the best interests of the Company and our shareholders.

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Accounting for Stock-Based Compensation

Commencing on July 1, 2006, we began accounting for stock-based payments, including awards under our Employee Stock Option Plans, in accordance with the of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

SUMMARY COMPENSATION TABLE

Summary Compensation

The following table shows the compensation for the fiscal year ended June 30, 2021, 2020, and 2019, earned by our Chair and Chief Executive Officer, our Chief Financial Officer who is our Principal Financial and Accounting Officer, and others considered to be named executive officers of the Company.

Name and Principal Position	Fiscal Year Ended	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($)		All Other Compensation ($)		Total ($)
Najeeb Ghauri	2021	$667,000		$67,500	(2)	$-	$-		$180,383	(4)	$914,883
CEO & Chair	2020	$689,000		$-		$-	$-		$156,586	(4)	$845,586
	2019	$675,000		$432,488	(2)	$-	$21,598	(3)	$200,000	(4)	$1,329,086

Naeem Ghauri President	2021	$767,768	(5)	$-		$-	$-		$77,045	(6)	$844,813

Roger K Almond	2021	$186,515		$-		$-	$-		$32,872	(7)	$219,387
Chief Financial Officer	2020	$217,111		$20,000		$56,900	$-		$10,639	(7)	$304,650
	2019	$221,520		$20,000		$55,500	$-		$10,191	(7)	$307,211

Patti L. W. McGlasson	2021	$202,271		$-		$-	$-		$9,784	(8)	$212,055
Secretary, General Counsel	2020	$219,481		$-		$42,675	$-		$10,019	(8)	$272,175
	2019	$226,113		$-		$55,500	$-		$10,378	(8)	$291,991

(1) The stock was awarded as compensation to the officers. See also Grants of Plan Based Awards. These amounts do not reflect compensation received by the named executive officer. These amounts represent the aggregate grant date fair value of the stock awards granted during the relevant time period, computed in accordance with FASB ASC 718, excluding the effect of any estimated forfeitures based on vesting conditions. The awards for which the aggregate grant date fair value is shown in this column include awards described under the Grants of Plan-Based Awards Table and in the Outstanding Equity Awards at Fiscal Year-End Table.

(2) Bonus was awarded based on Mr. Ghauri’s bonus structure as detailed on page 33.

(3) The life of 20,000 outstanding options, granted in February 2009, was extended for one year for the year ended June 30, 2019.

(4) Per Mr. Najeeb Ghauri’s compensation agreement, he received $180,383, $156,586 and $200,000 in allowances, perquisites and benefits such as car allowance, insurance premiums, and home office allowance for the fiscal years ended June 30, 2021, 2020 and 2019, respectively.

(5) Consists of $400,000 base salary and $367,768 commission for the fiscal year ended June 30, 2021.

(6) Per Mr. Naeem Ghauri’s compensation agreement, he received $77,045 in allowances, perquisites and benefits for the fiscal year ended June 30, 2021.

(7) Consists of $8,872, $10,639, and $10,191 paid for medical and dental insurance premiums for participation in the health insurance program for the fiscal year ended June 30, 2021, 2020 and 2019, respectively, and $24,000 paid as car allowance for the year ended June 30, 2021.

(8) Consists of $9,784, $10,019, and $9,935 paid for medical and dental insurance premiums for participation in the health insurance program for the fiscal year ended June 30, 2021, 2020 and 2019, respectively.

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Grants of Plan-Based Awards

In September 2016, Mr. Najeeb Ghauri was granted 82,644 shares of the Company’s common stock which 50% vested immediately and the remaining 50% vested annually from June 2017 to June 2021. The shares were approved by the Compensation Committee as an incentive for the named officer.

In July 2018, Mr. Roger Almond was granted 10,000 shares of the Company’s common stock, which vest quarterly over the period of three years. The shares were approved by the Compensation Committee as an incentive for the named officer.

In August 2019, Mr. Roger Almond was granted 10,000 shares of the Company’s common stock, which vest quarterly over the period of two years. The shares were approved by the Compensation Committee as an incentive for the named officer.

In July 2018, Ms. Patti McGlasson was granted 7,500 shares of the Company’s common stock, which vest quarterly over the period of two years. The shares were approved by the Compensation Committee as an incentive for the named officer.

In August 2019, Ms. Patti McGlasson was granted 7,500 shares of the Company’s common stock, which vest quarterly over the period of two years. The shares were approved by the Compensation Committee as an incentive for the named officer.

Discussion of Summary Compensation Table

The terms of our executive officers’ compensation are derived from our employment agreements with them and the annual performance review by our Compensation Committee. The terms of Mr. Najeeb Ghauri’s employment agreement with the Company were the result of negotiations between the Company and the executive and were approved by our Compensation Committee and Board of Directors. The terms of Ms. McGlasson’s and Mr. Almond’s employment agreement with the Company were the result of negotiations between our Chief Executive Officer and the employees and were approved by our Compensation Committee.

Outstanding Equity Awards at Fiscal Year-End

As of June 30, 2021, there are no outstanding stock options or grants of unvested stock awards.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Potential Payments upon Termination or Change of Control

Generally, regardless of the way a named executive officer’s employment terminates, the executive officer is entitled to receive amounts earned during the term of employment. Such amounts include the portion of the executive’s base salary that has accrued prior to any termination and not yet been paid, and unused vacation pay.

In addition, we are required to make the additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control, as set forth below.

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Change-in-Control Payments

Najeeb Ghauri, Chair and Chief Executive Officer

In the event that Mr. Ghauri is terminated as a result of a change in control, he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated or a change of control occurred on June 30, 2021, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$2,668,000	$111,167	$2,668,000
Health Related Benefits	65,232	-	65,232
Bonus	-	-	-
Salary Multiple Pay-out	1,994,330	-	-
Bonus or Revenue One-time Pay-Out	549,206	-	-
Net Cash Value of Options	-	-	-

Total	$5,276,768	$111,167	$2,733,232

Roger Almond, Chief Financial Officer

In the event that Mr. Almond is terminated as a result of a change in control, he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months (the “Change of Control Termination Payment”).

The following table summarizes the potential payments to Mr. Almond assuming his employment with us was terminated or a change of control occurred on June 30, 2021, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$186,515	$31,086	$186,515
Health related benefits	8,868	-	8,868
Bonus	-	-	-
Salary Multiple Pay-out	557,680	-	-
Bonus or Revenue One-time Pay-Out	274,603	-	-
Net Cash Value of Options	-	-	-

Total	$1,027,666	$31,086	$195,383

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Patti L. W. McGlasson, Secretary and General Counsel

In the event that Ms. McGlasson is terminated as a result of a change in control, she is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and her salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months (the “Change of Control Termination Payment”).

The following table summarizes the potential payments to Ms. McGlasson assuming her employment with us was terminated or a change of control occurred on June 30, 2021, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$404,542	$33,712	$404,542
Health related benefits	19,560	-	19,560
Bonus	-	-	-
Salary Multiple Pay-out	604,790	-	-
Bonus or Revenue One-time Pay-Out	274,603	-	-
Net Cash Value of Options	-	-	-

Total	$1,303,495	$33,712	$424,102

Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company’s compensation policies for the fiscal year ended June 30, 2021, other than Najeeb Ghauri and Malea Farsai who were paid as part of their employment with the Company and not as directors.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARE AWARDS ($)(1)	TOTAL ($)

Mark Caton	80,000	11,997	91,997
Henry Tolentino	80,000	-	80,000
Kausar Kazmi	80,000	-	80,000
	240,000	11,997	251,997

(1)	On September 12, 2016, the Compensation Committee granted independent board members 19,834 shares of common stock vesting at 50% immediately and the remainder at the completion of each year served commencing with the period ending September 30, 2017 and ending September 30, 2021.

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Director Compensation Policy

Messrs. Najeeb and Naeem Ghauri and Ms. Farsai are not paid any fees or other compensation for services as members of our Board of Directors.

The Committee relied on a survey conducted by Compensation Resources, Inc. in setting the compensation for the non-employee members of our Board of Directors. As with named executives, the aim is to compensate the Board of Directors at the mean of peer companies. Any additional cash and/or equity compensation for the fiscal year beginning was designed to maintain this mean.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid the following total amounts to members of the Board of Directors for the activities shown during the fiscal year ended June 30, 2021.

BOARD ACTIVITY	TOTAL CASH PAYMENTS
Board Member Fee	$240,000
Chairperson for Audit Committee	$-
Chairperson for Compensation Committee	$-
Chairperson for Nominating and Corporate Governance Committee	$-
$240,000

In previous years, the committee chairs have received additional compensation, but was eliminated as part of the Company’s Covid-19 mitigation measures. Independent members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

On September 12, 2016, the Compensation Committee granted independent board members 19,834 shares of common stock vesting at 50% immediately and rest at the completion of each year served commencing with the period ended September 30, 2017 and ending September 30, 2021.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Caton (Chair), Mr. Kazmi, and Mr. Tolentino. All current members of the Compensation Committee are “independent directors” as defined under the NASDAQ Listing Rules. None of these individuals were at any time during the fiscal year ended June 30, 2021, or at any other relevant time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Employee Equity Plans

OPTIONS:

	Number of Options Authorized	Options Grants Issued	Options Grants Cancelled / Expired	Available for Issue	Options Issued but Outstanding

The 2005 stock option plan	500,000	479,614	-	20,386	-
The 2013 stock option plan	1,250,000	1,151,804	-	98,196	-
The 2015 stock option plan	1,250,000	943,578	-	306,422	-
	3,700,000	3,274,996	-	425,004	-

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock, its only class of outstanding voting securities as of April 11, 2022, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding common Stock with the address of each such person, (ii) each of the Company’s present directors and officers, and (iii) all officers and directors as a group:

		Number of Shares
Name of Beneficial Owner (1)		Beneficially Owned (2)	(4) Percentage
Najeeb Ghauri	(3)	811,656	6.66%
Naeem Ghauri	(3)	400,689	3.29%
Mark Caton	(3)	101,582	*
Henry Tolentino	(3)	27,313	*
Patti McGlasson	(3)	81,050	*
Roger Almond	(3)	30,000	*
Kausar Kazmi	(3)	11,445	*
Malea Farsai	(3)	39,811	*
Renaissance Technologies Holdings Corp.	(5)	667,701	5.48%
All officers and directors as a group (eight persons)		1,503,546	9.95%

* Less than one percent

(1) Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to share grants that will vest or options currently exercisable or exercisable within 60 days of September 16, 2021, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3) Address c/o NetSol Technologies, Inc. at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302.

(4) Shares issued and outstanding as of April 11, 2022, were 11,252,539.

(5) 5% or greater shareholder based on Schedule 13G filing on February 10, 2021.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

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Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this Proxy Statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into NetSol Technologies, Inc. Annual Report on Form 10-K for the year ended June 30, 2021, as previously filed.

Compensation Committee
Mark Caton (Chair)
Kausar Kazmi
Henry Tolentino

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR FISCAL 2022

The Rules of the Securities and Exchange Commission permit shareholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company’s 2022 annual meeting of shareholders is expected to be held on or about June 8, 2023, and proxy materials in connection with that meeting are expected to be mailed on or about April 5, 2023. The Company must receive stockholder proposals prepared in accordance with the proxy rules by January 5, 2023.

A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

FILINGS UNDER SECTION 16(A)

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons holding ten percent or more of a registered class of the Company’s equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company’s equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of any Section 16(a) forms they file.

Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 2021 all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than 10% of its Common Stock were complied.

VOTING PROCEDURES

Tabulation of the Votes: The votes cast by proxy will be tabulated by Broadridge.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any of or all of the proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their client’s proxies in their own discretion.

ANNUAL REPORT ON FORM 10-K

A copy of NETSOL’s Annual Report on Form 10-K for the year ended June 30, 2021 which has been filed with the SEC pursuant to the Exchange Act will be furnished to shareholders together with this Proxy Statement. Copies of these reports are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 23975 Park Sorrento, Suite 250 Calabasas, CA 91302 or from the Internet on SEC’s Edgar database at www.sec.gov.

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Incorporation by Reference

We incorporate the Annual Report for the fiscal year ended June 30, 2021, the Quarterly Report for the quarter ended September 30, 2021, and the Quarterly Report for the quarter ended December 31, 2021, all of which have been filed with the SEC pursuant to the Exchange Act into this proxy statement by this reference. As stated above, the annual report on form 10-K is being delivered to shareholders together with this Proxy Statement. Copies of the reports are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302 or from the internet on the SEC’s Edgar database at www.sec.gov.

OTHER MATTERS

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES, VOTE VIA TELEPHONE OR VOTE AT THE MEETING.

Your attendance at the Annual Meeting is desired whether your holdings are large or small. We encourage shareholders to take an active interest in NETSOL and we would appreciate your vote on the enclosed proxy card or via phone, or via the Internet or through our transfer agent, AST. If you plan to vote at the Annual Meeting by proxy, please either sign date and mail the enclosed Proxy in the enclosed envelope or by visiting www.proxyvote.com, as soon as possible. We are monitoring the COVID vaccine rollout efforts within California and nationwide and will comply with state and local mandates as it relates to holding in-person gatherings at the time of the event. Thank you and we look forward to seeing you at the Annual Meeting.

Dated: April 11, 2022

Calabasas, California

BY ORDER OF THE BOARD OF DIRECTORS

Najeeb Ghauri
Chair and CEO

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